As filed with the Securities and Exchange Commission on March 2, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cytek Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-2547526
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

47215 Lakeview Boulevard

Fremont, California 94538

(877) 922-9835

(Address of Principal Executive Offices) (Zip Code)

Cytek Biosciences, Inc. 2021 Equity Incentive Plan

Cytek Biosciences, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plans)

Wenbin Jiang, Ph.D.

President and Chief Executive Officer

Cytek Biosciences, Inc.

47215 Lakeview Boulevard

Fremont, California 94538

(877) 922-9835

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Gordon K. Ho Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000 (206) 452-8753	Valerie Barnett General Counsel Cytek Biosciences, Inc. 47215 Lakeview Boulevard Fremont, California 94538 (877) 922-9835

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 5,413,726 additional shares of common stock under the Registrant’s 2021 Equity Incentive Plan and 1,353,431 additional shares of common stock under the Registrant’s 2021 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on March  17, 2022 (Registration No. 333-263661) and  July 23, 2021 (Registration No. 333-258153).

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on  Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 1, 2023;

(b) The Registrant’s Current Reports on Form 8-K filed with the Commission on February  13, 2023 and February 28, 2023; and

(c) The description of the Registrant’s Common Stock contained in the registration statement on Form  8-A registering the Registrant’s Common Stock under Section 12 of the Exchange Act filed with the Commission on July 19, 2021, including any amendments or reports filed for purposes of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

The following exhibits are filed herewith:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of Cytek Biosciences, Inc.	8-K	001-40632	3.1	7/27/2021

4.2	Amended and Restated Bylaws of Cytek Biosciences, Inc.	8-K	001-40632	3.2	7/27/2021

4.3	Form of common stock certificate of Cytek Biosciences, Inc.	S-1/A	333-257663	4.1	7/19/2021

5.1	Opinion of Cooley LLP					X

23.1	Consent of Cooley LLP (included in Exhibit 5.1)					X

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X

99.1	Cytek Biosciences, Inc. 2021 Equity Incentive Plan	S-1/A	333-257663	10.4	7/19/2021

99.2	Forms of Option Agreement and Notice of Stock Option Grant under 2021 Equity Incentive Plan, effective August 23, 2022	10-Q	001-40632	10.1	11/09/2022

99.3	Forms of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2021 Equity Incentive Plan, effective August 23, 2022	10-Q	001-40632	10.2	11/09/2022

99.4	Cytek Biosciences, Inc. 2021 Employee Stock Purchase Plan	S-1/A	333-257663	10.6	7/19/2021

107	Filing Fee Table					X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on March 1, 2023.

CYTEK BIOSCIENCES, INC.

/s/ Wenbin Jiang, Ph.D.
Wenbin Jiang, Ph.D.
President, Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Wenbin Jiang, Patrik Jeanmonod and Valerie Barnett, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

Name	Title	Date

/s/ Wenbin Jiang	President, Chief Executive Officer and Director	March 1, 2023
Wenbin Jiang, Ph.D.	(Principal Executive Officer)

/s/ Patrik Jeanmonod	Chief Financial Officer	March 1, 2023
Patrik Jeanmonod	(Principal Financial and Accounting Officer)

/s/ Ming Yan	Chief Technology Officer and Director	March 1, 2023
Ming Yan, Ph.D.

/s/ Jack Ball	Director	March 1, 2023
Jack Ball

/s/ Don Hardison	Director	March 1, 2023
Don Hardison

/s/ Deborah Neff	Director	March 1, 2023
Deborah Neff

/s/ Gisele Dion	Director	March 1, 2023
Gisele Dion

/s/ Vera Imper	Director	March 1, 2023
Vera Imper, Ph.D.

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